Exhibit 10.28

Performance-Based Restricted Share Unit Award Agreement
under the
SMART Modular Technologies (WWH), Inc.
Amended and Restated Stock Incentive Plan

Date of Grant:

Name of Participant:

Number of Target RSUs:

SMART Modular Technologies (WWH), Inc., an exempted company organised under the laws of the Cayman Islands (the “Company”), hereby grants the number of restricted share units (each representing an ordinary share of the company (the “Shares”)) set forth above (the “RSUs”), as of the date of grant set forth above (the “Grant Date”), to the above-named participant (“Participant”) pursuant to Section 7 of the Company’s Amended and Restated Stock Incentive Plan (the “Plan”), in consideration for your services to the Company.

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.  The terms and conditions of this Restricted Share Unit Award Agreement (this “Agreement”), to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1. Vesting.  The RSUs shall become vested on the following vesting schedule, subject to Participant remaining an employee of the Company on the applicable vesting date:

The number of RSUs to be awarded shall be determined at the time, and based on performance criteria, set forth in Schedule A and shall thereafter become vested on the [●] anniversary of [●].

2. Forfeiture of Unvested RSUs.  Immediately upon termination of Participant’s employment for any reason (including death or disability), any unvested RSUs shall be forfeited without consideration.

3. Conversion into Ordinary Shares.  Shares will be issued on, or as soon as practicable following, the applicable vesting date of the RSUs.  As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares.  In no event will the Company be obligated to issue a fractional share.  Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4. Tax Treatment.  Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and Shares issued, or otherwise incurred in connection with the RSUs, shall be satisfied in the following manner, unless otherwise determined by the Company:  by the automatic sale by Participant of a number of Shares that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such Shares may be sold as part of a block trade with other participants of the Plan.  If determined the Company, such tax withholding may be satisfied by another manner, including (i) by the Company withholding a number of Shares that would otherwise be issued under the RSUs that the Company determines have a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; or (ii) by payment by Participant to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law (which amount shall be due on the business day of the day the tax event arises unless otherwise determined by the Company).  Without limiting the foregoing, Participant hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Participant to the Company and to take any action necessary in accordance with this paragraph.

Notwithstanding the foregoing, Participant acknowledges and agrees that he is responsible for all taxes that arise in connection with the RSUs becoming vested and Shares being issued or otherwise incurred in connection with the RSUs, regardless of any action the Company takes pursuant to this Section.  The RSUs are intended to be exempt from Section 409A of the Code under the short-term deferral exemption thereof, and therefore the Shares shall in no event be issued more than two and ½ months following the end of the taxable year of Participant or the Company (whichever is later) in which the corresponding RSUs become vested.

5. Lock-up Period.  Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Participant, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act; provided that transactions pursuant to Section 4 hereof shall be exempt from any such lock-up request.  Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares until the end of such period.  The underwriters of the Company’s shares are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6. Restrictions on Transfer of Shares.  Participant understands and agrees that the RSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder.  In addition, Participant understands and agrees that any Shares are subject to the applicable restrictions on transfer set forth in the Plan.

7. Certificates. Certificates issued in respect of the Shares shall, unless the Committee otherwise determines, be registered in the name of Participant and may be in electronic form. Such share certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

8. Shareholder Rights.  Participant will have no voting or other rights as the Company’s other shareholders with respect to the Shares until issuance of the Shares.

9. No Employment/Service Rights.  Neither this Agreement nor the grant of the RSUs hereby confers on Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary to determine the terms of Participant’s employment or service.

10. Terms of Plan, Interpretations.  This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling.  All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder.  Participant acknowledges that he has received and reviewed a copy of the Plan.

11. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

If to the Company:

SMART Modular Technologies (WWH), Inc.
Attn: Stock Plan Administrator
4211 Starboard Drive
Fremont, California  94538

If to Participant:

At the address specified on the signature page or the last address for Participant in the Company’s records.

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

12. Entire Agreement.  This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without application of the conflict of laws principles thereof.

14. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

SMART MODULAR TECHNOLOGIES (WWH), INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Address:

SCHEDULE A

Performance Criteria and Awarded RSUs, if any:

[●]

Performance Determination Date:

[●]